Exhibit 4

Form of the Registrant’s Series B Preferred Stock Certificate

[Front of Certificate] institution

COMMERCIAL NET LEASE REALTY, INC.

Number ZQ CNLR	____________ Shares

This certificate is transferable in	Incorporated under the laws
the city of New York or in	of the State of Maryland
Charlotte, North Carolina

6.70% Series B Cumulative Convertible	CUSIP 202218 30 1
Preferred Stock	See reverse for certain restrictions and
Convertible on or after August 13, 2004	certain definitions

Countersigned and Registered

Wachovia Bank, N.A
(Charlotte, North Carolina), Transfer
Agent and Registrar
This certifies that	By:
Authorized Signature

is the owner of 10,000 fully paid and non-assessable shares of the 6.70% Series B Cumulative Convertible Perpetual Preferred Stock, convertible on or after August 13, 2004, of the par value of $0.01 each of Commercial Net Lease Realty, Inc., transferable on the books of the Corporation by the holder hereof in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated: August 13, 2003

[SEAL]

/s/ Julian E. Whitehurst Secretary	/s/ Gary M. Ralston President

Bank note control number.

[Back of Certificate]

COMMERCIAL NET LEASE REALTY, INC.

The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the stock of each class which the Corporation is authorized to issue, or the differences in the relative rights and preferences between the shares of each series of a class in series which the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series or classes. Such request may be made to the Secretary of the Corporation or to its transfer agent.

The securities represented by this certificate are subject to restrictions on transfer for the purpose of maintenance of the Corporation’s status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise provided pursuant to the Charter of the Corporation, no Person may (i) Beneficially or Constructively Own shares of Capital Stock in excess of 9.8 percent of the Value of the outstanding shares of Capital Stock of the Corporation; or (ii) Beneficially Own Capital Stock which would result in the Corporation being “closely held” under Section 856(h) of the Code or otherwise would cause the Corporation to fail to qualify as a REIT. Any Person who attempts or proposes to Beneficially or Constructively Own shares of Capital Stock in excess of the above limitations must notify the Corporation in writing at least fifteen (15) days prior to the proposed or attempted transfer. If the transfer restrictions referred to herein are violated, the shares of Capital Stock represented hereby automatically will be exchanged for shares of Excess Stock and will be held in trust by the Corporation, all as provided in the Charter of the Corporation. All capitalized terms in this legend have the meanings identified in the Corporation’s Charter, as the same may be amended or restated from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT – Custodian
TEN ENT	–	as tenants by the entireties	_______(Cust) _______(Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gift to Minors Act _____________ (State)

     Additional abbreviations may also be used though not in the above list.

TRANSFERABLE ON THE BOOKS OF THE COMPANY IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED. THIS CERTIFICATE IS NOT VALID UNLESS COUNTERSIGNED BY THE TRANSFER AGENT AND REGISTERED BY THE REGISTRAR. WITNESS THE SEAL OF THE COMPANY AND THE SIGNATURES OF ITS DULY AUTHORIZED OFFICERS.

For value received __________ hereby sell, assign and transfer unto __________ PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE) _______ Shares of the Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint __________ Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: _________________Signature: _________________

NOTICE: THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGE-MENT OF ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED

By: _____________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS, INCLUDING SPECIFICALLY AND WITHOUT LIMITATION THE CONVERSION RIGHTS, OF (1) THE INVESTMENT AGREEMENT DATED AUGUST 12, 2003, TO WHICH THE COMPANY AND THE HOLDER ARE PARTIES, AND (2) THE ARTICLES SUPPLEMENTARY FILED ON AUGUST 13, 2003. A COPY OF THE AGREEMENT AND ARTICLES SUPPLEMENTARY ARE ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE COMPANY AND MAY BE OBTAINED WITHOUT COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.